Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 of Xortx Therapeutics Inc. of our auditors’ report dated April 7, 2022, relating to the consolidated financial statements for the years ended December 31, 2021 and 2020, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

/s/ Smythe LLP

Chartered Professional Accountants

Vancouver, Canada

September 29, 2022